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                                                                     EXHIBIT 3.2

                                    BYLAWS

                                      OF

                                 NETZEE, INC.

                            (a Georgia corporation)


     References in these Bylaws to "Articles of Incorporation" are to the Articles of Incorporation of NETZEE, INC., a Georgia corporation (the "Corporation"), as amended and restated from time to time.

     All of these Bylaws are subject to contrary provisions, if any, of the Articles (including provisions designating the preferences, limitations, and relative rights of any class or series of shares), the Georgia Business Corporation Code (the "Code"), and other applicable law, as in effect on and after the effective date of these Bylaws. References in these Bylaws to "Sections" shall refer to sections of the Bylaws, unless otherwise indicated.

                                   ARTICLE I

     Section 1.     Registered Office and Agent.  The Corporation shall maintain
                    ---------------------------
a registered office and shall have a registered agent whose business office is the same as the registered office.

     Section 2.     Principal Office.  The principal office of the Corporation
                    ----------------
shall be at the place designated in the Corporation's annual registration with the Georgia Secretary of State.

     Section 3.     Other Offices.  In addition to its registered office and
                    -------------
principal office, the Corporation may have offices at other locations either in or outside the State of Georgia.

                                   ARTICLE II

                                  Shareholders
                                  ------------

     Section 1.     Annual Meeting.  The annual meeting of the shareholders
                    --------------
shall be held on such date, at such time and at such place as shall be set by the Board of Directors of the Corporation (the "Board of Directors") for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     Section 2.     Special Meetings.  Special meetings of the shareholders, for
                    ----------------
any purpose, unless otherwise prescribed by statute, may be called by the Chairman of the Board and Chief

Executive Officer, the President, the Board of Directors or by holders of outstanding stock having not less than twenty-five percent (25%) of the votes entitled to be cast by all of the outstanding shares of the Corporation.

     Section 3.     Place of Meeting.  The Board of Directors may designate any
                    ----------------
place as the place for an annual meeting or special meeting of shareholders. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

     Section 4.     Notice of Meeting.  Written or printed notice stating the
                    -----------------
place, day and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered no fewer than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board and Chief Executive Officer, the President, or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. A shareholder may waive any notice required by the Code, the Corporation's Articles of Incorporation (the "Articles of Incorporation"), or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivering to the Corporation a written waiver of notice signed by the shareholder entitled to the notice. In addition, a shareholder's attendance at a meeting shall be (a) a waiver of objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose stated in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Except as otherwise required by the Code, neither the purpose of, nor the business transacted at, the meeting must be specified in any waiver.

     Section 5.     Quorum.  Except as otherwise provided by the Articles of
                    ------
Incorporation or the Code, a majority of the votes entitled to be cast on a matter by the shareholders, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum is represented at a meeting, the meeting may be adjourned without further notice if the time and place thereof are announced at the meeting at which the adjournment is taken, provided, however, that the period shall not exceed thirty days (30) for any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally called. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a bylaw adopted by the shareholders under Section 14-2-1021 of the Code, or the Code requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors of the Corporation shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

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

     Section 6.     Proxies.  At all meetings of shareholders, a shareholder may
                    -------
vote by proxy authorized by the shareholder or his duly authorized attorney in fact in the manner authorized by the Code. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 7.     Voting of Shares.  Each outstanding share shall be entitled
                    ----------------
to one vote on each matter submitted to a vote at a meeting of the shareholders except as otherwise provided in the Articles of Incorporation or the Code. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

     Section 8.     Presiding Officer.  Except as otherwise provided herein, the
                    -----------------
Chairman of the Board of Directors, and in his absence or disability the President, shall preside at every shareholders' meeting (and any adjournment thereof) as its chairman, if either of them is present and willing to serve. If neither the Chairman of the Board of Directors, nor the President is present and willing to serve as chairman of the meeting, and if the Chairman of the Board of Directors, has not designated another person who is present and willing to serve, then a majority of the Corporation's directors present at the meeting shall be entitled to designate a person to serve as chairman. If no director of the Corporation is present at the meeting or if a majority of the directors who are present cannot be established, then a chairman of the meeting shall be selected by a majority vote of the shares present at the meeting that would be entitled to vote in an election of directors. The chairman of the meeting may designate other persons to assist with the meeting.

     Section 9.     Action Without a Meeting.  Unless otherwise provided in the
                    ------------------------
Articles of Incorporation, any action required to be taken or that may be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by persons entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. Where required by Section 14-2-704 or other applicable provision of the Code, the Corporation shall provide shareholders with written notice of actions taken without a meeting.

                                  ARTICLE III

                               Board of Directors
                               ------------------


     Section 1.     General Powers.  All corporate powers shall be exercised by
                    --------------
or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of

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Directors, subject to any limitation set forth in the Articles, in bylaws approved by the shareholders, or in agreements among all the shareholders that are otherwise lawful.

     Section 2.     Number and Election of Board. The Board of Directors shall
                    ----------------------------
consist of such number of directors as fixed or changed from time to time by the Board of Directors and shall be divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the first annual meeting of shareholders after his election; each initial director in Class II shall hold office until the second annual meeting of shareholders after his election; and each initial director in Class III shall hold office until the third annual meeting of shareholders after his election. Despite the expiration of a director's term, each director shall serve until his successor is elected and qualified or until his earlier death, resignation or removal. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors; provided, however, that the total number of directors at any time shall not be less than three unless these Bylaws are amended to delete the classification of the Board of Directors. Any vacancies on the Board of Directors for any reason, and any directorships resulting from any increase in the authorized number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum. Any directors chosen to fill a vacancy shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified, and any directors chosen by reason of an increase in the number of directors shall hold office until the next election of directors by the shareholders and until their successors shall be elected and qualified. Subject to the foregoing and the Code, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     Section 3.     Resignation and Removal.
                    -----------------------

            (a)     Resignation.  Any director may resign at any time by giving
                    -----------
written notice to the Board of Directors, the Chairman of the Board, or to the Secretary of the Corporation. Such resignation shall take effect at the time delivered unless a later date is specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            (b)     Removal. Any director or the entire Board of Directors may
                    -------
be removed by the shareholders at any time, with or without cause, except as otherwise provided by law. Removal action may be taken only at a shareholders' meeting for which notice of the removal action has been given. A removed director's successor, if any, may be elected at the same meeting to serve the unexpired them.

     Section 4.     Compensation.  Directors may receive such compensation for
                    ------------
their services as directors as may be fixed by the Board of Directors from time to time. A director may also

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serve the Corporation in one or more capacities other than that of director and receive compensation for services rendered in those other capacities.

     Section 5.     Qualification of Directors.  No person elected to serve as a
                    --------------------------
director of the Corporation shall assume office and begin serving unless and until duly qualified to serve, as determined by reference to the Code, the Articles of Incorporation and any further eligibility requirements established in these Bylaws.

     Section 6.     Regular Meetings.  A regular meeting of the Board of
                    ----------------
Directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may adopt a resolution as to the time and place for the holding of additional regular meetings without notice other than such resolution. The failure to hold the annual meeting does not affect the validity of any corporate action.

     Section 7.     Special Meetings.  Special meetings of the Board of
                    ----------------
Directors may be called by or at the request of the Chairman of the Board and Chief Executive Officer, the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by him or them.

     Section 8.     Notice.  Notice of any special meeting shall be given at
                    ------
least twenty-four (24) hours prior thereto by written notice delivered personally or mailed (first class mail) to each director at his business address or by notice given by telecopy to such address. If mailed, such notice shall be deemed to be delivered three days following the deposit of such notice in the United States mail so addressed, with postage thereon prepaid. If notice is given by telecopy, such notice shall be deemed to be delivered upon printed confirmation of receipt by the transmitting telecopier. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 9.     Quorum.  A majority of the total number of directors shall
                    ------
constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 10.    Manner of Action.  Except as otherwise provided in the
                    ----------------
Articles of Incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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     Section 11.    Expenses.  The Corporation shall pay the actual out-of-
                    --------
pocket expenses incurred by each director in connection with attending the meetings of the Board of Directors and any committee thereof; provided, that the Corporation shall not be obligated to pay for any of such expenses that are significantly in excess of the customary out-of-pocket expenses that would have been incurred for travel to such meetings from such director's home or office.

     Section 12.    Presumption of Assent.  A director of the Corporation who is
                    ---------------------
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he files his written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or shall forward such dissent to the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 13.    Meeting by Conference Telephone.  Members of the Board of
                    -------------------------------
Directors may participate in a meeting by means of a conference telephone or similar communications equipment by which all persons participating in a meeting can hear each other during the meeting. Such participation shall constitute presence in person at the meeting.

     Section 14.    Action Without a Meeting.  Any action required or permitted
                    ------------------------
to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof and filed with the minutes of the proceedings of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote of the directors.

     Section 15.    Committees.  The Board of Directors may, by resolution
                    ----------
passed by a majority of the whole Board of Directors, appoint an executive committee and any other committee of the Board of Directors, the composition of each of which shall consist of one or more directors of the Corporation, and may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the power or authority to (i) approve or propose to shareholders action that the Code requires be approved by shareholders; (ii) fill vacancies on the Board of Directors or any of its committees; (iii) amend the Articles of Incorporation pursuant to Section 14-2-1002 of the Code; (iv) adopt, amend or repeal the Bylaws of the Corporation; or (v) approve a plan of merger not requiring shareholder approval. Each such committee shall serve at the pleasure of the Board of Directors. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

                                   ARTICLE IV

                              Officers and Agents
                              -------------------

     Section 1.     General.  The officers of the Corporation shall be a
                    -------
Chairman of the Board and Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Board of Directors may appoint such other officers, assistant officers and agents, including assistant secretaries and assistant treasurers, as it may consider necessary, who shall be chosen in such a manner, hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The compensation for all the officers of the Corporation shall be fixed by the Board of Directors. Any number of offices may be held by the same person. In all cases in which duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

     Section 2.     Election and Term of Office.  The officers of the
                    ---------------------------
Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

     Section 3.     Removal. All officers (regardless of how elected or
                    -------
appointed) may be removed, with or without cause, by the Board of Directors, and any officer appointed by another officer may also be removed, with or without cause, by any senior officer authorized to have appointed the officer to be removed. Removal will be without prejudice to the contract rights, if any, of the person removed but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

     Section 4.     Vacancies.  A vacancy in any office, however occurring, may
                    ---------
be filled by the Board of Directors.

     Section 5.     Chairman of the Board and Chief Executive Officer.   The
                    -------------------------------------------------
Chairman of the Board shall be the chief executive officer of the Corporation and shall be responsible for the administration of the Corporation (including the general supervision of the policies of the Corporation, the general and active management of the financial affairs of the Corporation and the supervision and direction of the actions of the other officers of the Corporation), shall have the authority to sign and deliver agreements, certificates and other instruments on behalf of the Corporation and shall have all such other duties and powers that are incident to his office or that are from time to time assigned to him by the Board of Directors. He shall preside at all meetings of the Board of Directors and of the shareholders and may delegate such authority to any other director or officer of the Corporation. The Chairman of the Board may exercise any powers, authorities or functions, granted or designated, to be performed by the President under the Bylaws or by law.

     Section 6.     President. The President, subject to the direction of the
                    ---------
Board of Directors and the Chairman of the Board, shall be the chief operating officer of the Corporation, shall have general supervision of the day-to-day affairs of the Corporation and supervise and direct the actions of the other officers of the Corporation, shall have the power to sign and deliver agreements, certificates and other instruments on behalf of the Corporation and shall have all such other duties and powers that are incident to his office or that are from time to time assigned by the Board of Directors or the Chairman of the Board. In the absence of the Chairman of the Board, the President shall exercise all of the functions and perform all of the duties of the chief executive officer of the Corporation. In the absence of the Chairman of the Board, if the President has not delegated such authority, the President shall preside at meetings of the shareholders and, if the President is a director, at meetings of the Board of Directors.

     Section 7.     Secretary.  The Secretary shall prepare minutes of all
                    ---------
meetings of the shareholders of the Corporation and the Board of Directors, shall have charge of the minute books, stock records and seal of the Corporation, shall authenticate records of the Corporation and shall perform such other duties and have such other powers as are from time to time assigned by the Chairman of the Board, the President or the Board of Directors.

     Section 8.     Chief Financial Officer.  The Chief Financial Officer shall
                    -----------------------
be charged with the management of the financial affairs of the Corporation. The Chief Financial Officer shall perform all of the duties incident to the office of a treasurer and financial officer and such other duties as are from time to time assigned by the Chairman of the Board, the President or the Board of Directors.

                                   ARTICLE V

                          Distributions and Dividends
                          ---------------------------

     Section 1.     Dividends.  Unless the Articles of Incorporation provide
                    ---------
otherwise, the Board of Directors may, from time to time in its discretion, authorize or declare distributions or share dividends in accordance with the Code.

                                   ARTICLE VI

                                     Stock
                                     -----

     Section 1.     Stock Certificates.  The interest of each shareholder of the
                    ------------------
Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation. Stock certificates shall be issued in consecutive order and shall be in a form or forms prescribed by the Board of Directors and shall be numbered in the order in which they are issued. They shall be signed by the Chairman of the Board or the President and the Secretary or an Assistant Secretary, and if there is a seal of the Corporation, such seal (or a facsimile of it) shall be affixed to such certificates. Signatures on a share certificate may be facsimiles but in such case the certificate must be countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation.

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

     Section 2.     Rights of Corporation with Respect to Registered Owners.
                    -------------------------------------------------------
Prior to presentation for transfer of shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Code) as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

     Section 3.     Transfers of Shares.  Transfers of shares shall be made upon
                    -------------------
the books of the Corporation only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of these Bylaws shall have been complied with.

     Section 4.     Duty of Corporation to Register Transfer.  Notwithstanding
                    ----------------------------------------
any of the provisions of Section 3 above, the Corporation is under a duty to register the transfer of its shares only if: (a) the share certificate is endorsed by the appropriate person or persons; (b) reasonable assurance is given that each required endorsement is genuine and effective; (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; and
(e) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

     Section 5.     Lost, Stolen, or Destroyed Certificates.  Any person
                    ---------------------------------------
claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of this claim in such a manner as the Corporation may require and shall, if the Corporation requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Corporation, as the Corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     Section 6.     Fixing of Record Date.  For the purpose of determining
                    ---------------------
shareholders (a) entitled to notice of or to vote at any meeting of shareholders or, if necessary, any adjournment thereof, (b) entitled to receive payment of any distribution or dividend, or (c) for any other proper purpose, the Board of Directors may fix in advance a date as the record date. The record date may not be more than seventy (70) days (and, in the case of a notice to shareholders of a shareholders' meeting, not less than ten (10) days) prior to the date on which the particular action requiring the determination of shareholders is to be taken. A separate record date may be established for each voting group entitled to vote separately on a matter at a meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed as provided in this Section, then the record date for any determination of shareholders that may be proper or required by law shall be, as appropriate, the date on which notice of a shareholders' meeting is mailed, the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, or the date on which any other action is taken that requires a determination of shareholders.

     Section 7.     Regulations, Transfer Agents and Registrars.  The Board of
                    -------------------------------------------
Directors may make all such rules and regulations as it may deem expedient concerning the issuance, transfer, conversion, registration and cancellation of share certificates not inconsistent with applicable law, the Articles of Incorporation or the Bylaws of the Corporation. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all share certificates to bear the signature of a transfer agent or registrar or both.

                                  ARTICLE VII

                   Indemnification of Officers and Directors
                   -----------------------------------------

     Section 1.     Indemnification of Directors.  The Corporation shall
                    ----------------------------
indemnify and hold harmless, and shall advance funds to pay for or reimburse expenses to, any person (an "Indemnified Person") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including any action or suit by or in the right of the Corporation (for purposes of this Article Seven, collectively, a "Proceeding") because he is or was a director of the Corporation, against any obligation to pay a judgment, settlement, penalty, fine, or reasonable expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees) incurred with respect to the Proceeding (for purposes of this Article Seven, a "Liability"), if he conducted himself in good faith and he reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of the Corporation, in all other cases, his conduct was at least not opposed to the best interests of the Corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however, that no indemnification shall be made for any Liability for which, under the Code, indemnification may not be authorized by action of the Board of Directors, the shareholders, or otherwise, including, but not limited to, any Liability of a director to the Corporation for: (a) any appropriation by a director, in violation of the director's duties, of any business opportunity of the Corporation; (b) any acts or omissions of a director that involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Code Section 14-2-832; or (d) any transaction from which the director received an improper personal benefit. Indemnification in connection with a Proceeding brought by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the Proceeding.

     Section 2.     Indemnification of Others.  The Board of Directors shall
                    --------------------------
have the power to cause the Corporation to provide to officers, employees, and agents of the Corporation all or any part of the right to indemnification and other rights of the type provided under Sections 1 and 6 of this Article Seven (subject to the conditions, limitations, and obligations specified in those sections) upon a resolution to that effect identifying the officers, employees, or agents (by position or name) to be indemnified and specifying the particular rights provided, which may be different for each of the persons identified. Each officer, employee or agent of the Corporation so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Seven.

     Section 3.     Other Organizations.  The Board of Directors shall have the
                    -------------------
power to cause the Corporation to provide to any director, officer, employee or agent of the Corporation who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, all or any part of the right to indemnification and other rights of the type provided under Sections 1 and 6 of this Article Seven (subject to the conditions, limitations, and obligations specified in those sections) upon a resolution to that effect identifying the persons to be indemnified and specifying the particular rights provided, which may be different for each of the persons identified. Each person so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Seven.

     Section 4.     Determination.  Notwithstanding any judgment, order,
                    -------------
settlement, conviction, or plea in any Proceeding, an Indemnified Person shall be entitled to indemnification as provided in Section 1 if a determination that such Indemnified Person is entitled to such indemnification shall be made (a) if there are two or more directors who are not at the time parties to the Proceeding, by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time parties to the Proceeding; (b) if a quorum cannot be obtained under (a) above, by majority vote of a committee duly designated by the Board of Directors (in which designated directors who are parties may participate), consisting solely of two or more directors who are not at the time parties to the Proceeding; (c) in a written opinion by special legal counsel selected as required by the Code; or (d) by the shareholders; provided, however, that shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

     Section 5.     Advances.  To the extent the Corporation has funds
                    --------
reasonably available to be used for this purpose, expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees) incurred by an Indemnified Person in defending any Proceeding of the kind described in Section 1 (or in Sections 2 or 3, if the Board of Directors has specified that advancement of expenses be made available to such Indemnified Person) shall be paid by the Corporation in advance of the final disposition of such Proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than 10 days following the Indemnified Person's delivery to the Corporation of a written request for an advance pursuant to this Section 6, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in the Code and a written undertaking and agreement to repay to the

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

Corporation any advances made pursuant to this Section 6 if it shall be determined that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation may make the advances contemplated by this Section 6 regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 6 may be unsecured and interest-free.

     Section 6.     Non-Exclusivity.  Subject to any applicable limitation
                    ---------------
imposed by the Code or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article Seven shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any provision of the Articles of Incorporation, or any Bylaw, resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be voted thereon. Nothing contained in this Article Seven shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements which provide indemnification rights and procedures permitted by the Code.

     Section 7.     Insurance.  The Corporation shall have the power to purchase
                    ---------
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while serving in such a capacity, is or was also serving at the request of the Corporation as a director, officer, trustee, partner, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any Liability that may be asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Seven.

     Section 8.     Notice.  If the Corporation indemnifies or advances expenses
                    ------
to a director under any of Sections 14-2-851 through 14-2-854 of the Code (or any equivalent provision of these Bylaws) in connection with a Proceeding by or in the right of the Corporation, the Corporation shall, to the extent required by Section 14-2-1621 or any other applicable provision of the Code, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

     Section 9.     Security.  The Corporation may designate certain of its
                    --------
assets as collateral, provide self-insurance, establish one or more indemnification trust or otherwise secure or facilitate its ability to meet its obligations under this Article Seven, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article Seven, as the Board of Directors deems appropriate.

     Section 10.    Amendment.  Any amendment to this Article Seven that limits
                    ---------
or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to Proceedings based on actions, events, or omissions occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected (collectively, "Post Amendment

Events"). Any Indemnified Person shall, as to any Proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article Seven to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This
Section 10 cannot be altered, amended, or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

     Section 11.    Continuing Benefits.  The rights of indemnification and
                    -------------------
advancement of expenses permitted or authorized by this Article Seven shall, unless otherwise provided when such rights are granted or conferred, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 12.    Successors.  For purposes of this Article Seven, the term
                    ----------
"Corporation" shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation, or otherwise, and any such successor shall be liable to the persons indemnified under this Article Seven on the same terms and conditions and to the same extent as this Corporation.

     Section 13.    Severability.  Each of the Sections of this Article Seven,
                    ------------
and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article Seven that is not declared invalid or unenforceable.

                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

     Section 1.     Inspection of Books and Records.  The Board of Directors
                    -------------------------------
shall have the power to determine which accounts, books, and records of the Corporation shall be available for shareholders to inspect or copy, except for those books and records required by the Code to be made available upon compliance by a shareholder with applicable requirements, and shall have the power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of such accounts, books, and records that by law or by determination of the Board of Directors are made available. Unless required by the Code or otherwise provided by the Board of Directors, a shareholder of the Corporation holding less than two percent (2%) of the total shares of the Corporation then outstanding shall have no right to inspect the books and records of the Corporation.

     Section 2.     Fiscal Year.  The Board of Directors is authorized to fix
                    -----------
the fiscal year of the Corporation and to change the fiscal year from time to time as it deems appropriate.

     Section 3.     Corporate Seal.  The corporate seal will be in such form as
                    --------------
the Board of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, by these Bylaws, or by the Articles of Incorporation.


                                  ARTICLE IX

                                  Amendments
                                  ----------

     Subject to the Articles of Incorporation, these Bylaws and the Code, these Bylaws may be amended (or repealed and new bylaws adopted) by the Board of Directors. Any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted, by the shareholders. The shareholders of the Corporation may provide expressly that any bylaws adopted, amended or repealed by them shall not be amended or repealed by the Board of Directors.


                                 *  *  *  *  *

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